UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 19, 2015

Date of Report (Date of earliest event reported)

Frank’s International N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Prins Bernhardplein 200

1097 JB Amsterdam, The Netherlands

(Address of principal executive offices)

+31 (0)20 693 8597

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2015, the board of managing directors of Frank’s International N.V. (the “Company”) appointed Ozong E. Etta, age 48, Vice President, Chief Accounting Officer of the Company, to serve as the Company’s principal accounting officer, effective October 19, 2015, a role currently held in an interim capacity by Jeffrey J. Bird, the Company’s Executive Vice President and Chief Financial Officer.

Prior to serving in his current position, Mr. Etta was the Corporate Controller for Ascend Performance Materials, a provider of chemicals, fibers and plastics in Houston, Texas, since November 2010. Prior to Ascend, Mr. Etta served in a variety of accounting and finance roles, primarily in the industrial manufacturing sector, including serving as Assistant Controller—Latin Americas for Otis Elevator Company from 2005 – 2010. Mr. Etta has a Bachelor of Business Administration in accounting from the University of the District of Columbia in Washington D.C. and a Master of Business Administration in international finance from St. John’s University in New York.

There are no understandings or arrangements between Mr. Etta and any other person pursuant to which Mr. Etta was selected to serve as principal accounting officer, other than his employment relationship set forth above. Mr. Etta does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K or any interests requiring disclosure under Item 404(a) of Regulation S-K. Mr. Etta is eligible to receive grants under the Company’s 2013 Long Term Incentive Plan, which was filed as Exhibit 4.3 to the Registration Statement on Form S-8 on August 13, 2013, and is incorporated herein by reference.

In connection with Mr. Etta’s appointment, he entered into an indemnification agreement with the Company. The agreement provides, to the fullest extent permitted by the Company’s Deed of Amendment to Articles of Association dated May 14, 2014 and the law of The Netherlands, that the Company will indemnify him against any and all liabilities, claims, judgments, fines, penalties, interest and expenses, including attorney’s fees, incurred in connection with any expected, threatened, pending or completed action, investigation or other proceeding, whether civil, criminal or administrative, involving him by reason of his position as an officer.

The foregoing description is qualified in its entirety by reference to the full text of the indemnification agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frank’s International N.V.

Date: October 19, 2015	By:	/s/ Alejandro Cestero
Name: Alejandro Cestero
Senior Vice President, General Counsel and Secretary